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                                                                    Exhibit 23.2


                    CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

The Members
Pacific Coast Recycling, LLC

We consent to the incorporation by reference in the registration statements (No's 33-16648, 33-23563, 33-30848, 33-41595, 33-51080, 33-64069, 333-34291
333-46771, 333-90365, 333-57048 and 333-57032) on Form S-8 of Birmingham Steel
Corporation of our report dated July 30, 1999, with respect to the statements of operations, members' capital (deficit) and cash flows of Pacific Coast Recycling LLC for the year ended June 30, 1999 which report appears in the Form 10-K of Birmingham Steel Corporation dated June 30, 1999.


                                            /s/  KPMG LLP

Los Angeles, California
October 12, 2001